As filed with the Securities and Exchange             Registration No. 333-04583
Commission on July 8, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                        --------------------------------

                       POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                                  EQUIFAX INC.
             (Exact name of registrant as specified in its charter)


          GEORGIA                                      58-04011110
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                 Identification No.)


                          1600 Peachtree Street, N.W.
                            Atlanta, Georgia  30309
                    (Address of principal executive office)

                        --------------------------------

                                  EQUIFAX INC.
                 EMPLOYEES 401(K) RETIREMENT AND SAVINGS PLAN

                  CHOICEPOINT INC. 401(K) PROFIT SHARING PLAN
                           (Full title of the plans)

                        --------------------------------

                            BRUCE S. RICHARDS, ESQ.
                  Corporate Vice President and General Counsel
                                  Equifax Inc.
                          1600 Peachtree Street, N.W.
                            Atlanta, Georgia  30309
                                  404/885-8000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to
                             James H. Landon, Esq.
                           Jones, Day, Reavis & Pogue
                             3500 Suntrust Plaza,
                              303 Peachtree Street
                            Atlanta, Georgia  30308

                                EXPLANATORY NOTE

     In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this amendment to the Registration Statement on Form S-8 for offers of shares of the Common Stock of Equifax Inc. (the "Company") and plan interests under the Equifax Inc. Employees 401(k) Retirement and Savings Thrift Plan (the "Equifax Plan") and the ChoicePoint Inc. 401(k) Profit Sharing Plan (the "ChoicePoint Plan" and together with the Equifax Plan, the "Plans").

                                 EQUIFAX INC.

     POST EFFECTIVE AMMENDMENT No. 1 TO REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM NO.
--------

3. Incorporation of Documents by Reference.
   ---------------------------------------

  The Company hereby incorporates by reference into this Registration Statement the following documents:

  (a) (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

      (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

      (iii) The Equifax Plan's Annual Report on Form 11-K for the plan year ended December 31, 1996.

  (b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996.

  (c) The description of the Common Stock contained in the Company's Registration Statement on Form 10 dated December 31, 1964.

  All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

4. Description of Securities.
   -------------------------

  Inapplicable.

5. Interests of Named Experts and Counsel.
   --------------------------------------

  Inapplicable.

6.  Indemnification of Directors and Officers.
    -----------------------------------------

  The Georgia Business Corporation Code permits, and the Company's Bylaws require, the Company to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (which could include actions, suits or proceedings under the Securities Act of 1933, as amended (the "Securities Act")), whether civil, criminal, administrative, or investigative (other than action brought by or on behalf of the Company) by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With regard to actions or suits by or in the right of the Company, indemnification is limited to reasonable expenses incurred in connection with the proceeding and generally is not available in connection with such a proceeding in which such person was adjudged liable to the Company.

  In addition, the Company carries insurance on behalf of directors and officers that may cover liabilities under the Securities Act.

7. Exemption from Registration Claimed.
   -----------------------------------

  Inapplicable.

8.  Exhibits.
    --------

Exhibit
Number   Description
-------  -----------

  4      ChoicePoint Inc. 401(k) Profit Sharing Plan.

  5 Opinion of General Counsel as to the legality of the securities being registered (previously filed).

  23(a)  Consent of General Counsel (previously filed).

  23(b)  Consent of Arthur Andersen LLP.

  24     Power of Attorney (previously filed).

  The Company has received a favorable determination letter from the Internal Revenue Service (the "IRS") with respect to the qualification of the Equifax Plan under section 401(a) of the Internal Revenue Code. In addition, ChoicePoint Inc. intends to seek a determination from the IRS with respect to the qualification of the ChoicePoint Plan under section 401(a) of the Internal Revenue Code.

9.  Undertakings.
    ------------

      (a) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (c)  The Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (c)(1)(i) and (c)(1)(ii) do not apply
      --------  -------
      if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 8th day of July, 1997.

                                      EQUIFAX INC.



                                      By: /s/ D.W. McGlaughlin
                                          -------------------------------------
                                          D.W. McGlaughlin
                                          President and Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

 Signature                           Title                         Date
 ---------                           -----                         ----


*                              Chairman of the Board
----------------------------
C. B. Rogers, Jr.


/s/ D.W. McGlaughlin           President, Chief Executive      July 8, 1997
----------------------------   Officer and Director
D. W. McGlaughlin


*                              Executive Vice President and
----------------------------   Director
Thomas F. Chapman


*                              Senior Vice President and Chief
----------------------------   Financial Officer
Donald U. Hallman


*                              Corporate Vice President and Controller
----------------------------   Controller (Principal Accounting
P. J. Mazzilli                 Officer)

*                                  Executive Vice President and
----------------------------       Director
Derek V. Smith

                                   Director
----------------------------
Robert P. Forrestal


                                   Director
----------------------------
Lee A. Ault, III


                                   Director
----------------------------
Ron D. Barbaro


*                                  Director
----------------------------
John L. Clendenin


                                   Director
----------------------------
A. W. Dahlberg


*                                  Director
----------------------------
L. Phillip Humann


                                   Director
----------------------------
Tinsley H. Irvin


                                   Director
----------------------------
L.W. Sullivan, M.D.


*                                  Director
----------------------------
Larry L. Prince


*                                  Director
----------------------------
D. Raymond Riddle


                                   Director
----------------------------
Betty L. Siegel, Ph.D.


/s/ D. W. McGlaughlin                                         July 8, 1997
----------------------------
*D. W. McGlaughlin, Attorney-in-Fact

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employment benefit plans) have duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 8th day of July, 1997.


                                    EQUIFAX INC. EMPLOYEES 401(k) RETIREMENT AND
                                     SAVINGS PLAN
                                    CHOICEPOINT INC. 401(K) PROFIT SHARING PLAN


                                    By:  /s/ Donald E. McGuffey
                                         -------------------------
                                         Donald E. McGuffey
                                         Plan Administrator

                                 EXHIBIT INDEX


Description                                                        Page
----------                                                         ----

  4       Choice Point Inc. 401(k) Profit Sharing Plan              8


  23(b)   Consent of Arthur Andersen LLP                           68